EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-175496) on Form S-8 of Naugatuck Valley Savings and Loan KSOP Plan of our report dated June 29, 2015, relating to our audit of the financial statements and the supplemental schedule, which appear in the Annual Report on Form 11-K of Naugatuck Valley Savings and Loan KSOP Plan for the year ended December 31, 2014.

/s/ McGladrey LLP

New Haven, Connecticut

June 29, 2015